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Exhibit 99.1

News Release

For Immediate Release

WORLDHEART FILES DEFINITIVE PROXY STATEMENT FOR
ACQUISITION OF MEDQUEST

The acquisition, following anticipated shareholder approval at the Annual and Special Meeting scheduled for July 18th, includes about US$23 million in new funding

Oakland, California — June 20, 2005 — (NASDAQ: WHRT, TSX: WHT) World Heart Corporation today announced that following a review process by the Securities and Exchange Commission it has filed its definitive Proxy Statement for its annual and special meeting of shareholders. Once WorldHeart concludes its shareholder meeting on July 18th, assuming shareholder approval, the Company intends to close its previously announced acquisition of MedQuest Products, Inc., a private Salt Lake City, Utah-based medical device company, in the final development stages of its HeartQuest™ ventricular assist device (VAD). HeartQuest is a magnetically levitated centrifugal blood pump adding an advanced rotary pump product to WorldHeart's existing VAD platform. In conjunction with the acquisition, the Company expects to raise up to US$23 million in a private placement financing with Maverick Venture Management, LLC, ("Maverick") and the exercise of certain outstanding warrants. It is a condition of this transaction that, subject to tender offers, WorldHeart's debenture holders and warrant holders agree to convert their debentures and exercise the warrants issued in a September 2004 financing.

"WorldHeart is currently the leader in pulsatile VAD reliability and long-term durability. Long-term VAD support, or Destination Therapy (DT), represents the most significant unmet need in our field and a large, currently under penetrated, market opportunity," commented Jal S. Jassawalla, WorldHeart President and CEO. "We believe that our industry needs both pulsatile and rotary pumps to treat the full spectrum of clinical needs of end and late-stage heart failure patients. WorldHeart will soon become the only company with a full pipeline of small, silent, next-generation pulsatile and rotary systems."

"We believe that our HeartQuest VAD is one of the most technologically advanced rotary pumps under development," commented Pratap Khanwilkar, MedQuest President and CEO. "Our magnetically-levitated rotor results in a centrifugal pump with no moving parts subject to wear, resulting in a small device expected to provide multiyear support over a wide range of flows."

WORLD HEART CORPORATION – 7799 PARDEE LANE, OAKLAND, CA    94621
Phone: (510) 563-5000 – Fax: (510) 563-5004
www.worldheart.com

"We are excited about this investment and believe that WorldHeart is now poised to be a leader in the treatment of advanced heart failure and to accelerate growth of the Destination Therapy market," stated Kevin Compton, a principal of Maverick.

WorldHeart's Planned Product Platform

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  The Novacor® LVAS pulsatile device is the first device to provide a recipient with more than six years of circulatory support. It holds the industry record for longest support on a single pulsatile VAD of 4.8 years and is currently commercially available as a Bridge-to-Transplant in the US, Canada, the European Union and Japan. In Europe, it is also commercially available for DT and Bridge-to-Recovery. In the US, it is under evaluation in a pivotal clinical study for DT (RELIANT trial);

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  The Novacor II LVAS is a small, bearingless, next-generation pulsatile VAD building on proven Novacor LVAS technology and driven by direct magnetic actuation. It is currently under development and expected to begin animal trials in 2005; and

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  The HeartQuest VAD is an even smaller, next-generation rotary pump, now at an advanced development stage in preclinical animal and bench testing. A feasibility clinical trial is expected to be initiated by early 2006.

Financing and Capital Structure Changes

Subject to shareholder approval and in connection with the acquisition of MedQuest, WorldHeart intends to complete a US$12 million private placement financing with Maverick, a private investment firm focused on investing in emerging growth markets and the principal MedQuest shareholder. WorldHeart will issue 9.3 million common shares to MedQuest in connection with the acquisition. For its $12 million private placement Maverick will purchase approximately 8.9 million common shares at a purchase price of US$1.35 per common share. At the closing of this transaction and the associated financing, Maverick and the shareholders of MedQuest are expected to hold a 33% ownership stake in the combined company.

Subject to tendor offers to each of the debenture holders and the warrant holders, if WorldHeart's debenture holders and warrant holders convert their debentures and exercise the warrants issued in a September 2004 financing, it will both simplify the Company's capital structure and provide the capital to pursue development and commercialization of its products.

If the debenture holders convert their debentures, at their stated conversion price of US$1.25 per common share, they will be issued approximately 10.7 million common shares. In addition, accrued interest will be converted into common shares at a conversion price equal to the market prices at the date of conversion. If the convertible debenture holders exercise the corresponding warrants, they will receive approximately 10.7 million common shares of the Company at an adjusted exercise price of US$1.00 per common share, for gross proceeds to WorldHeart of approximately US$10.7 million. The warrants are currently exercisable until September 2009 at a price of US$1.55 per common share.

At the close of this transaction WorldHeart will have:

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  eliminated US$11.6 million of convertible debentures and up to US$2 million of interest that would have been payable over the five-year life of the debentures to their maturity on September 12, 2009;

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  issued approximately 10.7 million common shares common shares in connection with the exercise of warrants;

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  raised approximately US$23 million in gross financing proceeds which, subject to meeting other operating plan targets, will be sufficient to fund operations to approximately the end of 2006;

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  approximately 55.4 million common shares outstanding.

In connection with the SEC review process, WorldHeart has filed an amended Form 10-KSB today in the United States and an amended Annual Information Form in Canada.

About WorldHeart

World Heart Corporation is a global medical device company headquartered in Oakland, California, USA with an additional facility in Heesch, Netherlands. WorldHeart's registered office is Ottawa, Ontario, Canada.

Forward -Looking Statements

The securities offered in connection with the acquisition and the Maverick private placement have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction. Further these transactions are subject to shareholder approval of the Proxy voting items by the Annual Meeting on July 18, 2005.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation, risks in product development and market acceptance of and demand for the Company's products, risks associated with costs and delays posed by government regulation, limitations on third-party reimbursement, inability to protect proprietary technology, potential product liability, un-achieved synergies and efficiencies of scale after the acquisition, including potential difficulties in the integration of the operations and other risks detailed in the Company's filings with the Securities and Exchange Commission, including its recently filed Proxy Statement and Amended Annual Report on Form 10-KSB/A for year ended 2004.

Contact information:

World Heart Corporation
Richard Juelis
Vice-President, Finance and CFO
510-563 4713
 www.worldheart.com

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WORLDHEART FILES DEFINITIVE PROXY STATEMENT FOR ACQUISITION OF MEDQUEST